EXHIBIT 23(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of our report dated June 3, 1999, included in Firstbank Corporation's Form 11-K covering the Amended and Restated 401(k) and Employee Stock Ownership Plan for the year ended December 31, 1998. We also consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1999, included in Firstbank Corporation's Form 10-K for the year ended December 31, 1998.

/s/ Crowe, Chizek and Company LLP Crowe, Chizek and Company LLP

Grand Rapids, Michigan
January 24, 2000